U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 9, 2008

NORTHERN ETHANOL, INC.

(Exact name of small business issuer as specified in its charter)

Delaware	000-51564	34-2033194
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

193 King Street East

Suite 300

Toronto, Ontario, M5A 1J5, Canada

(Address of principal executive offices)

(416) 366-5511

(Issuer’s Telephone Number)

Item 1.01 Entry into a Material Definitive Agreement

We previously reported on July 9, 2007, January 31, 2008, March 7, 2008 and June 30, 2008, that we had entered into a Line of Credit Agreement with LDR Properties Inc., an Ontario corporation, f/k/a Aurora Beverage Corporation (“LDR”), wherein LDR had agreed to provide us with an $12 million unsecured line of credit (as amended). We have also previously reported, most recently in our Form 10Q filing of August 14, 2008 for the fiscal quarter ended June 30, 2008, that all draws on the LDR line of credit are subject to review and approval of the lender, who has not denied any of our requests to date.

On September 9, 2008, we were informed by LDR that our draw requests since August 15, 2008 would not be met at the present time and would be withheld until September 30, 2008 at the earliest. As the LDR Line of Credit is our only source of financing, we have not been able to fully fund our development costs incurred since August 15, 2008, including our statutory requirement to pay all of our employee salaries and benefits. As of September 9, 2008, there was $7,736,000 outstanding on the $12,000,000 LDR line of credit.

Depending on its duration, this loss of funding may result in our failure to retain employees and suppliers that are critical to our plans for developing ethanol production facilities in Barrie and Sarnia, Ontario and in Niagara Falls, New York.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 15, 2008	NORTHERN ETHANOL, INC. (Registrant) By:s/ Gord Laschinger_______________ Gord Laschinger, Chief Executive Officer

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